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Exhibit 99.1

In its first quarter 2004 Earnings Conference Call to be held at 4:00P.M. (EST) on February 26, 2004, Toll Brothers, Inc. (the "Company") will provide the following guidance regarding its expected results of operations for its fiscal year ending October 31, 2004. These forecasts are subject to many risks, uncertainties and assumptions and may vary significantly from the actual results, as further noted below. Information with respect to quarterly data is subject to even greater fluctuation and risk. We undertake no obligation to publicly update the information provided due to changes in economic conditions, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted. We suggest that you listen to the conference call in its entirety. The conference call in its entirety can be heard via the Investor Relations portion of our website, www.tollbrothers.com, until April 30, 2004.

The guidance given represents a range of deliveries for each of the future quarters and for the full fiscal year. The columns designated as "Low" represents the low end of the range while the columns designated "High" represent the upper end of the range. We expect that the actual results of operations will be somewhere in between the low end and the high end of the range provided.

The expected range of unit deliveries and delivered price in fiscal 2004 is:

                                                               Unit Deliveries                     Price (000's)
                                                       ---------------------------------   ------------------------------
                                                             Low             High               Low            High
                                                       ---------------------------------   ------------------------------
Year                                                        5,900            6,200           $550,000       $560,000
Quarter ending January 31, 2004 (Act)                       1,085            1,085            543,000        543,000
Quarter ending April 31, 2004 (Est)                         1,325            1,425            545,000        555,000
Quarter ending July 31, 2004 (Est)                          1,475            1,575            550,000        560,000
Quarter ending October 31, 2004 (Est)                       1,950            2,150            565,000        575,000


Home building gross margins as a percentage of homebuilding revenues in fiscal 2004 are expected to be:

                                                             Low             High
                                                       ---------------------------------
Year                                                       27.90%           28.10%
Quarter ending January 31, 2004 (Act)                      28.35%           28.35%
Quarter ending April 31, 2004 (Est)                        27.65%           28.00%
Quarter ending July 31, 2004 (Est)                         27.65%           27.85%
Quarter ending October 31, 2004 (Est)                      27.90%           28.10%

Land sales revenues and gross margin for fiscal 2004 are expected to be approximately:

                                                          Revenues
                                                           (000's)          Margin
                                                       ---------------------------------
Year                                                      $17,000              25%
Quarter ending January 31, 2004 (Act)                       5,987              11%
Quarter ending April 31, 2004 (Est)                           500              30%
Quarter ending July 31, 2004 (Est)                          5,000              30%
Quarter ending October 31, 2004 (Est)                       6,000              30%

Other income for fiscal 2004 is expected to be approximately (amounts in thousands):

                                                                            Amount
                                                                       -----------------
Year                                                                       $15,000
Quarter ending January 31, 2004 (Act)                                        1,683
Quarter ending April 31, 2004 (Est)                                          2,500
Quarter ending July 31, 2004 (Est)                                           4,000
Quarter ending October 31, 2004 (Est)                                        6,500


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
Income from unconsolidated entities for fiscal 2004 is expected to be approximately (amounts in thousands):

                                                                           Amount
                                                                     -----------------
Year                                                                        $6,500
Quarter ending January 31, 2004 (Act)                                          665
Quarter ending April 31, 2004 (Est)                                            500
Quarter ending July 31, 2004 (Est)                                           2,500
Quarter ending October 31, 2004 (Est)                                        3,000

Selling, general and administrative expenses as a percentage of total revenues in fiscal 2004 is expected to be:

                                                             Low             High
                                                       ---------------------------------
Year                                                        10.90%          10.70%
Quarter ending January 31, 2004 (Act)                       12.87%          12.82%
Quarter ending April 31, 2004 (Est)                         11.75%          11.55%
Quarter ending July 31, 2004 (Est)                          11.10%          10.90%
Quarter ending October 31, 2004 (Est)                        9.20%           9.10%

Interest expense as a percentage of home sales and land sales revenues for the three months ended January 31, 2004 was 2.44 %. Interest expense as a percentage of home sales and land sales is expected to be approximately 2.6% for the second quarter and 2.5% for the third and fourth quarters. For the full year, interest expense will be approximately 2.5% of home sales and land sales revenues.

Income taxes for the three months ended January 31, 2004 was 36.6 % of income before income taxes. Income taxes for the year and for each of the next three quarters is expected to be approximately 37% of income before income taxes.

The share count to determine diluted earnings per share is based upon what we believe will be an increasing share price during the year. We estimate that the share count for determining diluted earnings per share will average 81.7 million shares for the full fiscal year, starting at 80.8 million shares in the first fiscal quarter and increasing to 82.2 million shares for the fourth fiscal quarter.

Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.